UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive proxy statement

[ ]   Definitive Additional Materials

[ ]   Soliciting material pursuant to Rule 14a-12

                             Warrantech Corporation
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(i)(2).

      [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

            (1)  Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            (4)  Proposed maximum aggregate value of transaction:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)  Amount previously paid:

            (2)  Form, schedule or registration statement no.:

            (3)  Filing party:

            (4)  Date filed:

                               [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
WARRANTECH CORPORATION:

         The annual meeting of stockholders of Warrantech Corporation (the "Company") will be held at the offices of Tannenbaum Helpern, Syracuse & Hirschtritt, LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022 on October 11, 2005 at 11:00 A.M. Eastern Time, for the following purposes:

         1. To elect five directors to serve until the next annual meeting and until their successors are duly elected and qualified.

         2. To transact such other business as may properly be brought before the annual meeting or any adjournments thereof.

         Only stockholders of record at the close of business on September 1, 2005 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

         Your attention is called to the Proxy Statement on the following pages. Please review it carefully. We hope that you will attend the meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                           By order of the Board of Directors,




                                           Joel San Antonio
                                           Chairman and Chief Executive Officer



September 9, 2005
Bedford, Texas


         STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

                             WARRANTECH CORPORATION
                           2200 Highway 121, Suite 100
                              Bedford, Texas 76021

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------

         This Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, par value $0.007 per share (the "Common Stock"), of Warrantech Corporation, a Nevada corporation (the "Company"), commencing on or about September 9, 2005, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Tannenbaum Helpern, Syracuse & Hirschtritt, LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022 on October 11, 2005 at 11:00 A.M. Eastern Time. It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement, together with the Company's Annual Report to Stockholders for fiscal year 2005, will be mailed to stockholders starting on or about September 9, 2005.

         Proxies in the form enclosed are solicited by the Board for use at the Meeting. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of management's nominees as directors, and (2) if other matters properly come before the Meeting, in the discretion of any of the persons named in the proxy. The proxy may be revoked by a properly executed writing of the stockholder delivered to the Company's Chairman of the Board or Secretary before the Meeting or by the stockholder at the Meeting before it is voted.

         The Board fixed the close of business on September 1, 2005 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. On that date, there were 15,398,677 shares of Common Stock outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted to a vote at the Meeting. Stockholders are not entitled to vote cumulatively in the election of directors.

         The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. Under Section NRS
78.320 of the Nevada General Corporation Law, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum.

         For purposes of voting on the matters described herein, the following rules apply:

         The affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting is required to vote for the election of a director. For this purpose, "plurality" means that the individuals receiving the greatest number of votes are elected as directors. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of this vote.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board has selected, and will cause to be nominated at the Meeting, five persons for election as directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified. Assuming that a quorum of stockholders is present at the Meeting in person or by proxy, the directors will be elected by a plurality of the votes cast at the Meeting.

         The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the nominees listed below, unless instructed otherwise on the proxy card. If the nominees are unavailable to stand for election, the persons named on the proxy card or their substitutes may vote for a substitute or substitutes designated by the Board. At the date of this Proxy Statement, the Board has no reason to believe that any nominee listed below will be unable to stand for election.

         Set forth below is certain information concerning the nominees for the Board of Directors of the Company.

                                                                                         Director
                 Name           Age                Positions with Company                 Since
                 ----           ---                ----------------------                 -----
Joel San Antonio                52        Chairman of the Board of Directors ,Chief        1983
                                              Executive Officer and President

Robert M. Cohen                 44                        Director                       Nominee

Richard Rodriguez               51          Director, Executive Vice President,            2002
                                          President Warrantech International, Inc.

Donald Senderowitz              53                        Director                         2005

Charles G. Stiene, Esq          45                        Director                       Nominee

         While the Company has not formally adopted a policy regarding Board members' attendance at annual meetings of stockholders, it has been the consistent past practice of all directors who are standing for re-election to attend the meetings. The Company anticipates that this practice will continue in the future.

         No family relationships exist among any of the Company's directors or executive officers, except that Randall San Antonio, President of Warrantech Direct, Inc., a wholly-owned subsidiary of the Company, is Joel San Antonio's brother.

         The business experience of each of the Company's directors and other executive officers and key employees follows.

         Joel San Antonio has served as the Company's Chairman and Chief Executive Officer since February 1988, and President of the Company since June 15, 2005. He began his business career as co-founder of a women's sportswear manufacturer. Exiting the fashion industry, Mr. San Antonio and his partner established the Company in 1983. He is presently Chairman of the Board of Directors of Marc Pharmaceuticals, Inc., a company engaged in the development and commercialization of innovative products for the treatment of cancer and other life threatening diseases. He is also Chairman of the Board of Directors of MedStrong International Corporation and a member of the Board of Directors of SearchHelp, Inc. Mr. San Antonio is engaged in a variety of philanthropic and charitable activities.

         Robert M. Cohen is president, chief executive officer, chief financial officer and a director of Marc Pharmaceuticals, Inc. He has been president of Marc Pharmaceuticals, Inc. since its inception in 2001. Mr. Cohen is Chairman of the Board of Directors of Home Run USA, Inc., a chain of indoor batting cages he founded in 2001. In 1987, Mr. Cohen founded Robert M. Cohen & Co. Inc., a full-service stock brokerage firm that emphasized trading and investment banking and served its president from 1987 to December 2003.

         Richard Rodriguez joined the Company in 1987 and has been Executive Vice President of the Company and President of Warrantech International, Inc. since May 1999 and a director since 2002. From April 1998 until May 1999, Mr. Rodriguez was President of Warrantech Consumer Product Services, Inc. and, from December 1996 until March 1998, he was Vice President and Managing Director of Warrantech International.

         Donald Senderowitz has been a director since January 2005. Mr. Senderowitz is a real estate developer and is licensed as a real estate broker and a broker appraiser in the state of Pennsylvania. He has been a real estate Associate Broker with Re/Max Real Estate in Allentown, Pennsylvania since 1994. He has been a member of the Board of the Allentown Housing Authority for the past twelve years and its Chairman for the past two years. He has served as the treasurer of the Jewish Federation of the Lehigh Valley since 2000 and, since in or about 1990, as a member of the Board of Directors of the Jewish Day School of Allentown.

         Charles G. Stiene, Esq. is an attorney and member of the law firm of Stiene & Edwards, LLP located in Huntington, New York. Mr. Stiene has been engaged in the practice of law since 1985. His practice is based primarily in representing financial institutions in connection with loan transactions and in real estate.

Other Executive Officers and Key Employees

         Jeanine M. Folz, 40, has been the Senior Vice President of Insurance Services since April 1998 and has been Assistant Secretary of the Company since January 1995. Ms. Folz has held various positions since joining the Company in 1987, serving as the Vice President of Insurance Services from October 1995 until March 1998. She is a member of the Risk and Insurance Management Society and the National Association for Female Executives. Ms. Folz also renders consulting services for a fee, to Butler Financial Solutions, Inc. which serves, in some instances, as the obligor under service contracts administered by the Company.

         Christopher Ford, 57, has been President of Warrantech Automotive, Inc. since joining the Company in May 1999. From December 1996 until April 1999, he was Regional Vice President for the Warranty Products Division of AIU, based in Australia which is an international subsidiary of American International Group, Inc. From 1979 until 1996, Mr. Ford held several key marketing and management positions within the vehicle service contract industry.

         Richard F. Gavino, 58, has been Executive Vice President, and the Company's Chief Financial Officer, Chief Accounting Officer and Treasurer since April 1998. From 1995 until March 1998, Mr. Gavino was Chief Financial Officer of Maxon Auto Group, one of the largest automobile retailers in New Jersey. From 1978 until 1993 Mr. Gavino held several Chief Financial Officer positions within the consumer electronics industry.

         James F. Morganteen, 55, has been General Counsel since joining the Company in April 1997 and Senior Vice President since February 1998. Prior to joining the Company, Mr. Morganteen served as Senior Counsel of Xerox Corporation, responsible for provision of legal services to Xerox Credit Corporation, and as a Vice President of Bankers Trust Corporation.

         Evan Rothman, 38, has been President of Warrantech Home Service Company since joining the Company in March 2004. From March 2003 until February 2004, he was National Director for the 2-10 Resale Home Warranty Company. From November 2000 until February 2003, Mr. Rothman was a division director for RHI Management Resources and MSI Consulting, both management consulting firms. From August 1999 until November 2000, Mr. Rothman was President of Global Internet Group, an internet consulting group and prior to August 1999, Mr. Rothman was Vice President of Cross Country Home Services, parent company of HMS, Inc., a home national warranty company.

         Randall San Antonio, 51, has been President of Warrantech Direct, Inc., since June 1996, having joined the Company in May 1994.

         Laurence Tutt, 40, has been Senior Vice President and Chief Operating Officer of Warrantech Corporation since April 2005, From September 2000 until March 2005, he served as Vice President of MIS/Telecommunication and Operations. He held various managerial positions within the MIS Department since joining the Company in 1994, having become Vice President-MIS in 1999.

         Stephen R. Williams, 57, joined the Company in June 1990. From 1994 to May 2004, Mr. Williams was Vice President Retail Sales of Warrantech Consumer Products. He was promoted to President of Warrantech Consumer Products, Inc. in June 2004.


Meetings of the Board of Directors; Committees

         During the fiscal year ended March 31, 2005, the Board held seven regular meetings. The Audit Committee, consisting of two independent directors, met two times and the Compensation Committee, which consisted of two independent directors during part of the fiscal year and three independent directors during the balance of the fiscal year, met two times. None of the incumbent directors attended fewer than 75% of the aggregate of the total number of meetings of the Board and Committees on which they served during the portion of the fiscal in which they served as directors.

         The Audit Committee

         The Audit Committee acted under a charter approved by the Board on March 28, 2001. During the fiscal year ended March 31, 2005, the Audit Committee was comprised of two of the Company's independent directors, Jeff J. White, who served as chairman, and Lawrence Richenstein.

         The Audit Committee recommended the engagement of the Company's independent public accountants, Weinick Sanders Leventhal & Co., LLP ("Weinick") for the fiscal year ended March 31, 2005. A Report of the Audit Committee is not included because the Audit Committee ceased to exist before the end of the fiscal year.

         Prior to the termination of the Audit Committee, each of the members of the Audit Committee qualified as an "independent" director under the current listing standards of the National Association of Securities Dealers, Inc. However, the Board determined that, the Audit Committee did not have an "Audit Committee Financial Expert," as that term is defined under the federal securities laws.

         The Compensation Committee

         Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended March 31, 2005, the Compensation Committee was comprised of the Company's three independent directors, Jeff J. White, who served as chairman, Donald Senderowitz and William Tweed. Messrs. Tweed and White were co-founders of the Company with Mr. San Antonio and were officers of the Company until 1988 and 1990, respectively. On July 6, 1998, Messrs. Tweed and White delivered promissory notes to the Company in payment of the exercise price of options to purchase shares of the Company's Common Stock. In July 2002, the Company extended the maturity dates of the loans until February 1, 2007. The terms of these notes are described under the heading "Certain Relationships and Related Transactions." Mr. Tweed serves as a director of Marc Pharmaceuticals, Inc. and Mr. San Antonio is Chairman of its Board of Directors.

         Report of the Compensation Committee of the Board of Directors

         The Board has delegated to the Chief Executive Officer the responsibility to determine the compensation (other than the grant of options) of the Company's other officers; in connection with such delegation, the Board instructed the Chief Executive Officer to use his best judgment to determine terms which are fair and reasonable under applicable industry standards and are in the best interests of the Company. The Chief Executive Officer is required to report to the Compensation Committee each year on the terms of any employment agreements entered into with new or existing senior executive officers and the terms of any bonuses or other compensation awarded to such officers. Stock options may not be awarded to officers (or any other persons) without the prior approval of the Board. From time to time, the Chief Executive Officer seeks guidance from the Compensation Committee with respect to particular terms of employment agreements with senior executives and the Compensation Committee offers its views on such issues. It is left within the sole discretion of the Chief Executive Officer to determine when to seek such guidance.

         The Compensation Committee met twice during the fiscal year ended March 31, 2005. In accordance with Compensation Committee procedures, Mr. San Antonio reported on the employment agreements he approved during the year. The principal item addressed by the Compensation Committee was that Mr. San Antonio be awarded a bonus in the amount of $70,028 to cover the personal income taxes which Mr. San Antonio incurred in the 2003 calendar year in connection with the Company's forgiveness of accrued annual interest in such year on an outstanding loan from the Company ("tax bonus"). The terms of the loan (which are more fully described under the heading "Certain Relationships and Related Transactions") provide for the forgiveness of interest so long as Mr. San Antonio is employed by the Company. The Compensation Committee's recommendation to the Board for the tax bonus was based on its belief that Mr. San Antonio deserved recognition for his continued leadership of the Company during very challenging circumstances.

         The Board of Directors approved the recommendation of the Compensation Committee concerning the tax bonus for Mr. San Antonio. No portion of the tax bonus was paid in the fiscal year ended March 31, 2005.

                                                   COMPENSATION COMMITTEE
                                                   Jeff J. White, Chairman
                                                   Donald Senderowitz
                                                   William Tweed


         Nominating Committee

         The Company does not have a Nominating Committee because it believes it to be in the best interest of the stockholders for the whole Board to consider prospective nominees for director. The Board generally identifies nominees as a result of recommendations by directors and management.

         The Board has not established rigid criteria for the selection of prospective nominees in as much as the needs of the Company change over time. Accordingly, the selection of prospective nominees is based on skills relevant to the issues the Company faces at the time of nomination.

         The Board evaluates all prospective nominees in the same manner. It considers various factors, including, but not limited to: the information submitted with the nomination, each director's own knowledge of the prospective nominee, the current size and composition of the Board, any anticipated vacancies on the Board and the qualifications then established by the Board. The Board may also decide to interview the candidate.

         There are certain general attributes that the Board believes all prospective nominees must possess, including:

         o        a commitment to ethics and integrity;

         o        a commitment to personal and organizational accountability;

         o        a history of achievement; and

         o an ability to take tough positions while, at the same time, being respectful of the opinions of others and working collaboratively.

         Although the Board does not have a stated policy regarding the consideration of prospective director nominations recommended by stockholders, the Board annually discloses in its Proxy Statement that any matter that a stockholder wishes to submit to the Board to be included in the Company's proxy material for the next annual meeting should be submitted in writing before a specified date which, for the next annual meeting is May 14, 2006. The Board believes that the foregoing includes shareholder nominations. Any candidate recommended by a stockholder will be evaluated in the same manner as a candidate recommended by management or by a director.

         Jeff White and William Tweed informed the Company on July 26 and July 27, 2005, respectively, that they will not be standing for re-election to the Board of Directors. Mr. White and Mr. Tweed have served the Company as directors and in other capacities since the Company was founded. The Company is deeply grateful for their long and dedicated service.

Directors' Compensation

         Directors who are employees of the Company do not receive any fees for their service on the Board.

         During fiscal year 2005, each non-employee director was entitled to receive for each calendar quarter of service on the Board $5,000 plus 5,000 shares of Common Stock and $1,000 plus 2,500 shares of Common Stock for each committee on which he served; however, the total value of the stock granted to a director could not exceed $20,000. Effective September 2004, Mr. Tweed has waived his right to receive the Common Stock portion of his directors' compensation fee, until further notice. Non-employee directors are also reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board of Directors and committee meetings.

         During fiscal 2005, the non-employee directors received the following fees:

                                                       Common Stock
                                            ------------------------------------
                                 Cash       Number of Shares        Dollar Value
                                 ----       ----------------        ------------
      Donald Senderowitz        $ 6,000              --                    --
      William Tweed             $18,000          10,000                $9,900
      Jeff J. White             $27,000          10,000                $9,900

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of these reports and conversations with the officers and directors, the Company believes that all of its officers, directors and greater than 10% beneficial shareholders complied with all Section 16(a) filing requirements during the fiscal year ended March 31, 2005.

Code of Ethics and Business Conduct

         The Board maintains policies and procedures that represent the code of ethics and business conduct under the SEC's rules. The Code of Ethics applies to all directors, officers, including the principal executive officer, principal financial officer and principal accounting officer, and employees. A copy of the Code of Ethics was attached as Exhibit 10(ii) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004. It is also posted on the Company's web site, www.Warrantech.com, and is available from the Company upon request without charge. Disclosure regarding any amendments to, or waivers from, the provisions of the Code of Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Security Ownership of Directors and Officers

         The following table sets forth information, as of July 1, 2005, concerning shares of Common Stock, the Company's only voting securities, owned beneficially by each of the Company's directors and nominees for the Board of Directors and by the Company's executive officers and directors as a group.

                                               Amount and Nature of Beneficial Ownership(1)(2)
                                         -----------------------------------------------------------

                                                                  Options
                                         Number of Shares       Exercisable            Total                          Percent
Name and Address of Beneficial Owner    Beneficially Owned    within 60 days    Beneficial Ownership                 of Class
------------------------------------    ------------------    --------------    --------------------                 --------
Joel San Antonio                                 3,243,095           400,000               3,643,095(3)                22.98%
   2200 Highway 121, Suite 100
   Bedford, Texas 76021
William Tweed                                    1,920,537                 0               1,920,537(4)                12.48%
   2200 Highway 121, Suite 100
   Bedford, Texas 76021
Jeff J. White                                    1,494,381                 0               1,494,381(5)                 9.67%
    35 Hub Drive
    Melville, New York 11747
Robert Cohen                                             0                 0                       0                     *(6)
    2200 Highway 121, Suite 100
   Bedford, Texas 76021
Donald Senderowitz                                  22,200                 0                  22,200                     *(6)
   2750 Chew Street
   Allentown, Pennsylvania 1810
Charles G. Steine, Esq.                                  0                 0                       0                     -
   2200 Highway 121, Suite 100
   Bedford, Texas 76021
Richard Rodriguez                                    1,100            29,500                  30,600                     *(6)
   2200 Highway 121, Suite 100
   Bedford, Texas 76021
All directors and executive officers             6,847,245           429,500               7,606,012(1,2,3,4,5,6,7)    46.92%
   As a group (14 persons)

-------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 15,398,677 shares of common stock issued and outstanding as of the date of this Proxy Statement. Certain of the above listed people have to acquire beneficial ownership of shares of the Company's common stock within 60 days after the date of this Proxy Statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) Includes 5,000 shares held by Mr. San Antonio as custodian for two minor children, 100,800 shares owned by Mr. San Antonio's wife as to which he disclaims beneficial ownership and an aggregate of 200,000 shares held in trusts for his children, of which Mr. San Antonio's wife is a trustee, as to which Mr. San Antonio disclaims any beneficial interest. Does not include 66,337 shares owned by Mr. San Antonio's brother and sister-in-law or 5,000 shares owned by his mother, as to which he disclaims any beneficial interest.

(4) Includes 23,000 shares held by Mr. Tweed as custodian for his daughter. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister. Includes 1,500 shares held by Mr. Tweed's wife, and 55,000 shares held in trust for the benefit of Mr. Tweed's granddaughter, as to which he disclaims any beneficial interest.

(5) Includes 148,000 shares owned by RNJH Associates, Ltd ("RNJH"). Mr. White is a one-third owner of the general partner of RNJH and so may be deemed to have a beneficial interest in all or a part of the shares owned by RNJH.

(6) Includes 200 shares owned by Mr. Cohen's wife as custodian for Mr. Cohen's son, as to which he disclaims any beneficial interest.

(7)  Less than 1% of the outstanding shares of Common Stock.


Security Ownership of Certain Beneficial Owners

         The following table describes, as of July 1, 2005, each person who is known by the Company to beneficially own more than 5% of the Company's outstanding voting securities.

         Beneficial ownership, and the calculation of the number of shares owned, is determined in accordance with the rules of the SEC. The person named in the table has the right to acquire beneficial ownership of the reported shares within 60 days after the date of this Proxy Statement. The percentage of ownership reported is determined by assuming that all of the reported options have been exercised and that the shares acquired upon exercise are outstanding. The percentage reported, as adjusted, is based on 15,398,677 shares of Common Stock issued and outstanding as of July 1, 2005.

                                                 Amount and Nature of Beneficial Ownership
                                        ------------------------------------------------------------
                                                                 Options
                                         Number of Shares      Exercisable             Total            Percent
Name and Address of Beneficial Owner    Beneficially Owned    within 60 days    Beneficial Ownership    of Class
------------------------------------    ------------------    --------------    --------------------    --------
Great American Insurance Company                --               1,650,000            1,650,000           9.6%
  49 East Fourth Street
  Cincinnati, OH 45202

Summary Executive Compensation Table

         The following table provides information for the years ended March 31, 2005, 2004 and 2003 concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's next four highest paid executive officers.

                                                                                         Long Term Compensation
                                                      Annual Compensation                       Awards (1)
                                           ----------------------------------------  -------------------------------
                                                                    Other Annual     Restricted Stock   Stock Option     All Other
Name of Principal Positions         Year     Salary      Bonus    Compensation (2)    (Shares)Awards   (Shares)Awards   Compensation
---------------------------         ----   ---------   --------  ------------------  ----------------  --------------   ------------
Joel San Antonio                    2005   $ 595,026   $ 64,047       $259,516               --                 --        $6,430
  Chairman of the Board             2004     591,851   $ 59,226        410,174               --           $150,000         5,685
  And Chief Executive Officer       2003     592,964     47,025        320,683               --            300,000         2,205

Richard F. Gavino                   2005   $ 284,423   $ 19,067       $ 11,815               --           $100,000        $6,306
  Executive Vice President,         2004   $ 268,524     20,692         17,863               --                 --         5,803
  Chief Financial Officer and       2003   $ 255,784     20,200         14,443               --                 --         2,367
  Treasurer

Christopher Ford                    2005   $ 230,000   $  2,549       $ 11,001               --                 --        $4,953
  President of Warrantech           2004     218,717   $ 91,156         24,045               --           $ 98,040         7,605
  Automotive, Inc.                  2003     191,833     41,775         18,224               --             50,000         2,525

Richard Rodriguez                   2005   $ 192,655   $ 38,628       $ 11,430               --                 --        $6,440
  President and Executive           2004     185,317     16,600         22,645               --                 --         4,204
  Vice President of                 2003     176,684     16,500         18,924               --                 --         1,969
  Warrantech International, Inc

  Stephen R. Williams               2005   $ 164,212   $ 28,149       $  9,132               --           $ 60,000        $5,060
   President of Warrantech          2004     120,889      8,800          6,000               --                 --         3,620
   Consumer Products Services       2003     121,155     11,200          6,000               --                 --         1,918

--------------

(1) For purposes of this Summary Compensation Table and this purpose only, the 1998 Employee Incentive Stock Option Plan is being treated as a long-term incentive plan.

(2) Included in Other Annual Compensation are auto allowances, the Company's 401K Plan matching contributions and other perquisites given to each officer in fiscal 2005, 2004 and 2003; forgiveness of $178,288, $194,254 and $205,401 in interest, in 2005, 2004 and 2003, respectively, on a loan to Mr. San Antonio and $19,862, $100,134 and $62,000, amounts which covered the personal income taxes which Mr. San Antonio incurred in the 2003 and 2002 calendar years, respectively, in connection with the forgiveness of interest on his loan.

Stock-Based Compensation Grants in Last Fiscal Year

         The following table sets forth information with respect to individual grants of stock options during the fiscal year ended March 31, 2005 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                      Number of    Percent of                                       Potential Realized Value at
                      Securities  Total Options                                 Assumed Annual Rates of Stock Price
                      Underlying   Granted to                                       Appreciation for Option Term
                       Options    Employees in     Exercise    Expiration       -----------------------------------
      Name             Granted     Fiscal Year      Price         Date               0%          5%        10%
      ----            ----------  -------------   ----------   ----------        ---------   ---------  ---------
Joel San Antonio             --            --            --               --          --           --          --
Richard F. Gavino       147,060            42%        $0.68   March 31, 2009          --     $105,000    $110,000
Christopher Ford             --            --            --               --          --           --          --
Richard Rodriguez            --            --            --               --          --           --          --
Stephen R. Williams      88,236            25%        $0.68     May 31, 2007          --     $ 63,000    $ 66,000

-------------

(1) The exercise price equals the fair market value of a share of Common Stock on the date of grant.

Options Exercised and Holdings

         The following table sets forth information with respect to the individuals listed in the Summary Compensation Table above concerning unexercised options held as of the end of the 2005 fiscal year.

                                              Number of Unexercised           Value of Unexercised
                                                     Options at             In-the-Money Options at
                        Shares                    Fiscal Year-End (#)        Fiscal Year-End ($)(1)
                       Acquired    Value     ---------------------------------------------------------
Name                 On Exercise  Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                 -----------  --------   -----------   -------------   -----------   -------------
Joel San Antonio          --          --        250,000        200,000       $     --      $     --
Richard F. Gavino         --          --        137,014        117,648         18,000            --
Christopher Ford          --          --         94,192         58,824         30,500            --
Richard Rodriguez         --          --         29,500             --             --            --
Stephen R. Williams       --          --         17,706         58,824             --            --

    ----------------

(1) Based upon the Company's price per share of $0.61, as reported on the NASDAQ National Market System on March 31, 2005.

Employment Agreements

Joel San Antonio - Chief Executive Officer

         Mr. San Antonio's employment agreement was renewed as of July 1, 2003 for a five year term. His annual compensation consists of a base salary of $595,026 and an incentive bonus equal to 2% of the Company's net after-tax profits. The Company provides Mr. San Antonio with an annual automobile allowance of $12,000 and comprehensive medical, dental and disability coverage and reimbursement for all ordinary, reasonable and necessary expenses incurred by him in the performance of his duties. Through April 2002, the Company made payments on a split dollar life insurance death benefit policy of $4,000,000 covering Mr. San Antonio, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of these premium payments, beginning in September 2004 and going forward the Company provides $56,000 cash bonus for the premium amount. Upon execution of his agreement, Mr. San Antonio was granted options, which vest over three years, to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $1.595 (110% of the fair market value on the date of grant) per share.

Richard F. Gavino - Executive Vice President, Chief Financial Officer and Treasurer

         Mr. Gavino's employment agreement was renewed as of April 1, 2004 for a five year term. His annual compensation consists of a base salary of $285,000 and a cash bonus equal to 0.5% percent of the Company's net after tax income. While Mr. Gavino's base salary was increased from $265,254 in fiscal 2003, he does not automatically receive annual cost of living increases. The Company provides Mr. Gavino with medical and dental insurance and an annual automobile allowance of $12,000. Through April 2002, the Company made payments on a split dollar life insurance death benefit policy of $376,304 covering Mr. Gavino, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of such split dollar life insurance payment, the Company awarded Mr. Gavino a $15,918 bonus. In accordance with the terms of his agreement, Mr. Gavino was granted options, which vest over five years, to purchase an aggregate of 147,060 shares of Common Stock at an exercise price of $0.68 per share.

Christopher Ford - President Warrantech Automotive, Inc.

         Mr. Ford's employment agreement has a five year term which commenced as of July 1, 2003. His annual compensation consists of a base salary, currently $230,000 with 5% increases if certain operating goals for Warrantech Automotive are attained, and a cash bonus equal to 30% of his then base salary. The Company provides Mr. Ford with medical and dental insurance, an annual automobile allowance of $6,000 and club memberships. The Company plans to make payments of premiums for a split-dollar life insurance policy of $150,000, however, until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified, the Company will not make the payments. The Company will be the beneficiary of any proceeds from the policies up to the amount of premiums paid. In accordance with the terms of the agreement, Mr. Ford was granted options, which vest over three years, to purchase an aggregate of 98,040 shares of Common Stock at an exercise price of $1.02 per share.

Richard Rodriguez - Executive Vice President of the Company and President of Warrantech International, Inc.

         Mr. Rodriguez's employment agreement was renewed as of April 1, 2004 for a three year term. His base salary, which is subject to annual 5% increases, is currently $192,398 in fiscal 2005. Mr. Rodriguez is also entitled to receive an annual bonus of $50,000, half of which is contingent upon the Company achieving certain financial objectives and the balance of which is contingent on Warrantech International achieving its financial objectives. The Company provides Mr. Rodriguez with medical and dental insurance, an annual automobile allowance of $6,000 and life insurance benefits similar to that provided by the Company to certain of its other executives. Through April 2002, the Company made payments on a split dollar life insurance life insurance death benefit policy of $721,369 covering Mr. Rodriguez, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of such split dollar life insurance payment, the Company awarded Mr. Rodriguez a $10,000 bonus.

Stephen R. Williams - President Warrantech Consumer Product Services, Inc.

         Effective June 1, 2004, Stephen R. Williams entered into a three-year employment agreement to serve as President of Warrantech Consumer Product Services, Inc. Mr. Williams' base salary was $175,000 in fiscal 2005. He is entitled to receive an annual cash bonus up to $50,000 if certain operating goals for Warrantech Consumer Products Services are attained. The Company provides Mr. Williams with life, medical and dental insurance, an automobile allowance of $6,000 per annum and club memberships. During 2005, in accordance with the terms of his employment agreement, Mr. Williams was granted options to purchase an aggregate of 88,236 shares of common stock at an exercise price of $0.68 per share, which vest over three years.

Other Incentives and Compensation

Employee Incentive Stock Option Plan

         The Company has provided executives equity-based long-term incentives through its 1998 Employee Incentive Stock Option Plan, which was designed to award key management personnel and other employees of the Company with bonuses and stock options based on the Company's and the employee's performance.

         During the fiscal year ended March 31, 2005, all decisions regarding the Company's 1998 Employee Incentive Stock Option Plan (the "Plan"), including the granting of options thereunder, were made by the full Board of Directors.

         As of March 31, 2005, options to purchase an aggregate of 1,514,803 shares of Common Stock were issued under the Plan, of which options to purchase 353,532 shares were granted under the Plan during the fiscal year ended March 31, 2005.

Incentive Bonuses

         The Company's Bonus Incentive Plan is designed to reward key executive officers if the Company attains its operating goals. Under the Bonus Incentive Plan, if the Company's net operating revenues and/or operating income goals are met, each eligible participant is entitled to a bonus, payable in cash and/or stock options, equal to an agreed upon percentage of his then current salary base, adjusted proportionately.

         The Company provides an incentive bonus to all employees for referring job candidates who are hired by the Company. The amount of the bonus is predicated on the skill and professional level of the new employee.

         Additionally, the Company provides incentive bonuses to employees who are claims adjusters for obtaining and maintaining certification as professionals in their field.

Certain Relationships and Related Transactions

Loans to Directors

         On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of the Board of Directors, exercised an aggregate of 3,000,000 of their vested options to purchase Warrantech common stock. Promissory notes totaling $8,062,500 were signed, with interest payable over three years at an annual interest rate of 6%. The promissory notes which were with recourse and secured by the stock issued upon exercise of the options, matured July 5, 2001. On March 22, 1999, Mr. San Antonio delivered an additional promissory note for $595,634, payable to the Company, representing the amounts funded by the Company for the payroll taxes payable by him as a result of his exercise of these options.

         In February 2000, the Company agreed to restructure the loans to Messrs. Tweed and White by capitalizing the interest due and extending the loan maturity date from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrued annually at the applicable federal rate of 6.2%. Under the restructuring, interest first became payable on the third anniversary of the restructuring and was payable annually thereafter. In July 2002, the Company extended the loan maturity dates until February 1, 2007 (the "loan extension"). The interest which accrued on the notes up to the time of the loan extension was added to the principal of the notes. The current principal amount of Mr. Tweed's note is $3,189,675 and of Mr. White's note is $3,912,430. Upon the loan extension, interest rate on the note was adjusted to 4.6% per annum, the applicable federal interest rate then in effect. Interest accrues until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the notes. Interest on the new principal amounts will thereafter become payable annually until maturity.

         In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2001, was due on January 31, 2005 and accrued interest annually at 5.2%. In July 2002, the Company extended the loan maturity date until February 1, 2007 and the interest rate was changed to the then applicable federal rate of 4.6%. The principal amount of Mr. San Antonio's note is $4,165,062. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. The $194,786, $194,786 and $200,506 of interest which accrued on the note during fiscal years 2005, 2004 and 2003, respectively has been forgiven. The interest was charged to operations as additional compensation in the respective fiscal years the interest income was accrued. As part of his bonus compensation in fiscal 2005, Mr. San Antonio received $19,862 which represents a portion of the personal income taxes he incurred in the 2002 calendar year, respectively, in connection with the Company's forgiveness of interest on the combined loan.

                                Performance Graph

         The following table and graph track an assumed investment of $100 on March 31, 2000, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees, in the Common Stock of the Company, The Russell 2000 Index and a peer group consisting of Unico American Corp. ("Unico") and Harris & Harris Group Inc. ("Harris").

         The Company believes that it is unique in both its size and business line strategy. Most companies that compete with the Company are large insurance or financial institutions which sell many other products and thus cannot accurately be categorized as the Company's peers. However, the Company's selection of Unico and Harris as its peer group was made in because their principal operations are similar to those of the Company. Unico was selected because of its relatively small size and because a portion of its revenue is derived from claims administration. Harris was selected because its market value is comparable to the Company's.

         All amounts rounded to the nearest dollar. Past performance is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG WARRANTECH CORPORATION, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

                                [OBJECT OMITTED]



                                                       Cumulative Total Return
                               ----------------------------------------------------------------------
                                     3/00        3/01        3/02        3/03        3/04        3/05
WARRANTECH CORPORATION             100.00       33.19       36.88       78.13       61.88       38.13
RUSSELL 2000                       100.00       84.67       96.51       70.49      115.48      121.73
PEER GROUP                         100.00       30.50       46.41       26.99      123.05      102.72

Stockholder Communications to the Board

         Generally, stockholders who have questions or concerns should contact the Company at (801) 584-3600. However, any stockholders who wish to address questions regarding the Company's business directly with the Board, or any individual director, should direct their questions in writing to the Chairman of the Board at 2200 Highway 121, Suite 100, Bedford, Texas 76021.

Independent Public Accountants

         On July 21, 2005, the Company, as authorized by its Board, engaged Raich, Ende & Malter Co. LLP ("Raich") as its new independent accountants, effective on August 1, 2005, replacing Weinick Sanders Leventhal & Co., LLP ("Weinick"), due to the fact that Weinick will resign, effective July 31, 2005, because it plans to cease performing audit services for public companies. Since the Company does not have an Audit Committee, the full Board of Directors approved the engagement of Raich on July 21, 2005.

         The reports of Weinick on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through June 30, 2005, there have been no disagreements with Weinick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinick would have caused them to make reference thereto in their report on the financial statements for such years.

         Upon filing a report on Form 8-K with the SEC relating to the termination of Weinick, the Company requested that Weinick furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether or not it agreed with the statements contained therein. A copy of Weinick's letter, dated July 20, 2005, is filed as an exhibit to the Company's report on Form 8-K filed July 21, 2005. The Company also has provided Weinick with an opportunity to make a brief statement of its views in this proxy statement. Weinick has been invited to have its representatives attend the Meeting to make a statement and respond to appropriate questions. However, it is not anticipated that any such representative will attend the Meeting.

         The Company has not consulted with Raich on (A) applications of accounting principles to a specified transaction, either completed or proposed,
(B) the type of auditing opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Raich concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (C) any matter that was either the subject of a disagreement or a reportable event as such term is defined in Item 304 (a) of Regulation 8-K promulgated under the Securities Exchange Act of 1934, as amended. It is anticipated that representatives of Raich will attend the Meeting, that they will have the opportunity to make a statement if they desire to do so, and that they will be available to respond to appropriate questions.

Stockholder Proposals for Next Annual Meeting

         Proposals of stockholders to be included in the Company's proxy material for the next annual meeting must be received in writing by the Company at its executive offices no later than May 14, 2006 in order to be included in the Company's proxy material relating to that meeting.

Other Matters

         The Company pays the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The solicitation of proxies will primarily be by mail and through brokerage and banking institutions. Those institutions will be requested to forward soliciting materials to the beneficial owners of the stock held of record by them and will be reimbursed for their reasonable forwarding expenses.

         The Board is not aware of any other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matter properly comes before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote those proxies in accordance with their judgment on such matter.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors



                                          Joel San Antonio
                                          Chairman and Chief Executive Officer

Bedford, Texas
September 9, 2005